UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2021

L Brands, Inc.

(Exact Name of Registrant

as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As L Brands, Inc. (“L Brands”) has previously disclosed, on May 19, 2020 and January 12, 2021, L Brands shareholders filed derivative lawsuits in the Court of Common Pleas for Franklin County, Ohio (subsequently removed to the United States District Court for the Southern District of Ohio) and the Delaware Court of Chancery, respectively, naming as defendants certain current and former directors and officers of L Brands and alleging, among other things, breaches of fiduciary duty through asserted violations of law and failures to monitor workplace conduct (the “Lawsuits”). In addition, L Brands also received litigation and books-and-records demands from other shareholders related to the same matters (together with the Lawsuits, the “Actions”), including from the Attorney General of Oregon on behalf of the State of Oregon.

These shareholders, including the Attorney General of Oregon, the Detroit Police and Fire Retirement System, and several individuals, have agreed upon the final terms of a settlement with a Special Committee of the L Brands Board of Directors resolving the Actions. The Stipulation of Settlement will be filed in the United States District Court for the Southern District of Ohio in the case captioned Rudi v. Wexner, et al., Case No. 2:20-cv-3068.

The settlement resolves all derivative claims that have been or could have been asserted in the Actions or that involve in any way the allegations referred to in the Actions and releases all such claims against L Brands (and its subsidiaries) and past and present L Brands employees, officers and directors, among others. As part of the settlement, L Brands (and its subsidiaries) has agreed to implement certain management and governance measures, including the maintenance of a Diversity, Equity, and Inclusion (“DEI”) Council, the strengthening of policies and procedures for reporting and investigating sexual harassment complaints, and the hiring of a DEI consultant. Following the planned August 2, 2021 spin-off of Victoria’s Secret & Co., the settlement terms will apply to both L Brands (to be renamed Bath & Body Works, Inc.) and Victoria’s Secret & Co. Each company has committed to invest $45 million over at least five years to fund the management and governance measures.

The settlement remains subject to court approval of the terms set forth in the Stipulation of Settlement.

On July 30, 2021, L Brands issued a press release announcing the settlement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated July 30, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: July 30, 2021	By:	/s/ Stuart B. Burgdoerfer
		Name:	Stuart B. Burgdoerfer
		Title:	Executive Vice President and Chief Financial Officer